Exhibit (10)(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-100475 of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated April 22, 2004 accompanying the financial statements of All-Star New York, All-Star Extra NY, All-Star Freedom NY and All-Star Traditions NY Sub-Accounts included in Sun Life (N.Y.) Variable Account C appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated April 22, 2004 accompanying the financial statements of Regatta NY, Regatta Gold NY, Regatta Extra NY, Regatta Masters Flex NY, Regatta Masters Extra NY, Regatta Masters Access NY and Regatta Masters Choice NY Sub-Accounts included in Sun Life (N.Y.) Variable Account C appearing in the Statement of Additional Information, which is part of such Registration Statement, to the use of our report dated March 29, 2004 (which expresses an unqualified opinion and includes two explanatory paragraphs relating to the merger of Sun Life Insurance and Annuity Company of New York with Keyport Benefit Life Insurance Company ("Keyport") on November 1, 2001, described in Note 1) accompanying the consolidated financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Statement of Additional Information, and to the incorporation by reference in the Prospectuses, which are part of such Registration Statement, of our report dated March 29, 2004 (which expresses an unqualified opinion and includes two explanatory paragraphs relating to the merger of Sun Life Insurance and Annuity Company of New York with Keyport Benefit Life Insurance Company ("Keyport") on November 1, 2001, described in Note 1) in the Annual Report on Form 10-K of Sun Life Assurance and Annuity Company of New York for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Accountants" in such Statement of Additional Information.

Deloitte & Touche LLP

Boston, Massachusetts

April 22, 2004